Exhibit 99.1

Oceaneering Reports Third Quarter 2016 Results

•	Reported EPS of $(0.12) and Adjusted EPS of $0.17

•	Recorded $43.6 million in charges

HOUSTON, October 27, 2016 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $11.8 million, or $(0.12) per share, on revenue of $549 million for the three months ended September 30, 2016. Adjusted net income was $16.6 million, or $0.17 per share, excluding $43.6 million of pre-tax charges recognized during the quarter and the related tax effects of those charges. These charges included $36.0 million related to the Remotely Operated Vehicles ("ROV") segment and $8.2 million related to the Subsea Products segment.

During the prior quarter ended June 30, 2016, Oceaneering reported net income of $22.3 million, or $0.23 per share, on revenue of $626 million; adjusted net income was $26.8 million, or $0.27 per share.

Adjusted operating income, net income and earnings per share are non-GAAP measures which exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income and Diluted Earnings per Share (EPS) and Adjusted Operating Income and Margins by Segment. These tables are included below under the caption Reconciliation of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sep 30,		Jun 30,	Sep 30,

	2016	2015	2016	2016	2015

Revenue	$549,275	$743,613	$625,539	$1,783,158	$2,340,688
Gross Margin	35,443	168,313	95,233	228,156	499,307
Income (Loss) from Operations	(11,856)	113,464	38,380	74,623	328,054
Net Income (Loss)	$(11,798)	$68,539	$22,309	$35,614	$203,506

Diluted Earnings Per Share (EPS)	$(0.12)	$0.70	$0.23	$0.36	$2.06

Sequentially, adjusted operating income declined 27% due to reduced profit contributions from Subsea Products and ROV, partially offset by improved results from Subsea Projects and Asset Integrity.

M. Kevin McEvoy, Chief Executive Officer of Oceaneering, stated, "On an adjusted basis, our third quarter operating results were in line with our expectations and the consensus estimate. However, the leading indicator for deepwater activity, contracted floating rigs, continued to decline, as the rate of rigs being idled, either by contract termination or expiration, continued unabated. This prevailing market condition required us to reassess the number of ROVs we have in our fleet, as well as the associated inventory. As a result of our reassessment, we recorded a $36.0 million charge related to our retirement of 39 ROVs this quarter (for a net book value of $10.8 million) and established a $25.2 million reserve for excess inventory. We also scrutinized assets in our Subsea Products segment and recorded an $8.2 million charge, related predominantly to tools and inventory in our portfolio used to support deepwater drilling and operations.

"Compared to the second quarter, ROV adjusted operating income was down substantially, due to a 4% reduction in revenue per day-on-hire and 6% fewer days utilized. For the third quarter, ROV adjusted operating income and EBITDA margins were 10% and 36%, respectively, compared to (19)% and 16% on an unadjusted basis.

"At the end of September, we had 279 vehicles in our fleet and utilization for the quarter was 52%. The 39 ROVs retired worked a total of 349 days in the third quarter; pro forma quarterly utilization, reflecting these vehicles as if they had been retired effective as of the beginning of the quarter was 58%.

"We held our share of the contracted floating drill support market with 56% of the 162 contracted rigs. In light of the current shrinking available drill support market, we remain focused on maintaining our ROV market share on contracted rigs and the rigs most likely to return to work. We are also actively working with vessel owners to increase the number of ROVs onboard third-party vessels.

"Sequentially, Subsea Products operating income, on an adjusted basis, declined as expected, due to a combination of lower pricing in our Service and Rental business unit, and lower margins on Manufactured Products as we processed backlog and new orders with lower pricing. Our Subsea Products backlog at September 30, 2016 was $457 million, compared to our June 30, 2016 backlog of $503 million. The backlog decline was primarily related to our Service and Rental business unit. We expect our Subsea Products operating margin to further weaken into the low single-digit territory on considerable backlog pricing degradation, lower throughput, and softer demand for short-cycle services and rentals. Our book-to-bill ratio for the third quarter was 0.71, and year-to-date it was 0.64.

"Compared to the second quarter, Subsea Projects operating income was higher despite a decline in revenue, as a result of some seasonal increase for diving services and survey work in the Gulf of Mexico and a reduction of our vessel fixed costs when the Olympic Intervention IV charter obligation expired in July. Asset Integrity operating income improved, primarily as a result of a smaller workforce, and due to the fact that the second quarter results included a significant bad debt expense. Advanced Technologies operating income was down slightly on flat revenues. Unallocated Expenses were slightly lower.

"Looking forward, we believe our fourth quarter results will be considerably lower than our adjusted third quarter results due to a continuation of weak demand for our services and products, exacerbated by seasonality. We expect sequentially lower operating income from each of our oilfield business segments, and slightly improved results from our non-oilfield segment Advanced Technologies.

"With limited visibility, our outlook for 2017 can be characterized as marginally profitable at the operating income level on a consolidated basis. We expect the largest decline in profitability, year over year, to occur in Subsea Products and ROVs. Of course, we intend to continue managing our operations to optimize returns by tailoring costs and resources to match our current demand profile as we prepare for the industry recovery we expect.

"Today we also announced that we have reduced our quarterly dividend to $0.15 per share. While our ability to generate substantial free cash flow remains strong, our balance sheet is very sound, and we have ample liquidity, we believe it was prudent to lower our cash distribution to shareholders to a sustainable level, in light of the projected low level of offshore activity through 2017.

"We remain committed to growing the company organically and through bolt-on acquisitions. Our recent purchase of the assets of Blue Ocean Technologies, LLC underscores our strategy of increasing our services and products offerings focused on the production phase of the offshore oilfield life cycle. We believe this strategy will position Oceaneering well for the eventual offshore and subsea market upcycle we expect."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: expectation to continue to focus on maintaining ROV market share on contracted rigs and rigs most likely to return to work; expectation to actively work with vessel owners to increase the number of ROVs onboard third-party vessels; statements about backlog, to the extent it may be an indicator of future revenue or profitability; expectation about Subsea Products’ margins; outlook for the fourth quarter of 2016 and for 2017 and expected contributions of its segments to the operating results; operating strategy; expectation for an industry recovery; and belief that its strategy to grown the company organically and through bolt-on acquisitions positions it well for the eventual offshore and subsea market cycle recovery. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include backlog, costs, capital expenditures, future earnings, capital allocation strategies, dividend levels, sustainability of dividend levels, liquidity, competitive position, financial flexibility, debt levels, forecasts or expectations regarding business outlook; growth for Oceaneering as a whole and for each of its segments (and for specific products or geographic areas within each segment); factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; the loss of major contracts or alliances; future global economic conditions; and future results of operations. For a more complete discussion of these risk factors, please see Oceaneering’s latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore oil and gas industry, with a focus on deepwater applications. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Suzanne Spera
Director, Investor Relations
Oceaneering International, Inc.
713-329-4707
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2016	Dec 31, 2015
				(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $441,625 and $385,235)				$1,359,268	$1,517,493
Net Property and Equipment				1,166,971	1,266,731
Other Assets				711,331	645,312
TOTAL ASSETS				$3,237,570	$3,429,536

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities				$501,073	$615,956
Long-term Debt				802,256	795,836
Other Long-term Liabilities				362,461	439,010
Shareholders' Equity				1,571,780	1,578,734
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY				$3,237,570	$3,429,536

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2016	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015
	(in thousands, except per share amounts)

Revenue	$549,275	$743,613	$625,539	$1,783,158	$2,340,688
Cost of services and products	513,832	575,300	530,306	1,555,002	1,841,381
Gross Margin	35,443	168,313	95,233	228,156	499,307
Selling, general and administrative expense	47,299	54,849	56,853	153,533	171,253
Income (loss) from Operations	(11,856)	113,464	38,380	74,623	328,054
Interest income	684	229	1,442	2,421	436
Interest expense	(6,325)	(6,396)	(6,207)	(18,924)	(18,696)
Equity earnings (losses) of unconsolidated affiliates	(246)	1,567	263	543	1,313
Other income (expense), net	570	(9,099)	(1,405)	(6,823)	(14,883)
Income before Income Taxes	(17,173)	99,765	32,473	51,840	296,224
Provision for income taxes (benefit)	(5,375)	31,226	10,164	16,226	92,718
Net Income (loss)	$(11,798)	$68,539	$22,309	$35,614	$203,506

Weighted average diluted shares outstanding	98,061	98,185	98,424	98,384	98,991
Diluted Earnings (Loss) per Share	$(0.12)	$0.70	$0.23	$0.36	$2.06

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended			For the Nine Months Ended
		Sep 30, 2016	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015
		($ in thousands)

Remotely Operated Vehicles	Revenue	$126,507	$198,426	$139,641	$413,769	$634,299
	Gross Margin	$(16,288)	$60,681	$26,925	$45,959	$202,124
Operating Income (Loss)		$(23,845)	$52,417	$18,020	$21,162	$175,893
Operating Income (Loss) %		(19)%	26%	13%	5%	28%
	Days available	29,126	31,025	28,959	86,904	91,621
	Days utilized	15,156	21,229	16,057	47,218	65,078
	Utilization %	52%	68%	55%	54%	71%

Subsea Products	Revenue	$157,269	$220,039	$190,897	$542,978	$700,825
	Gross Margin	$20,423	$64,078	$42,728	$119,287	$196,310
Operating Income		$6,109	$46,079	$25,121	$71,870	$138,379
Operating Income %		4%	21%	13%	13%	20%
Backlog at end of period		$457,000	$736,000	$503,000	$457,000	$736,000

Subsea Projects	Revenue	$110,799	$147,191	$138,662	$378,883	$473,087
	Gross Margin	$19,321	$34,830	$14,317	$45,147	$98,719
Operating Income		$15,029	$28,841	$10,237	$32,055	$81,724
Operating Income %		14%	20%	7%	8%	17%

Asset Integrity	Revenue	$71,995	$95,609	$73,864	$215,459	$289,611
	Gross Margin	$11,591	$15,009	$10,096	$29,030	$39,558
Operating Income (Loss)		$4,725	$8,549	$(805)	$4,354	$18,150
Operating Income (Loss) %		7%	9%	(1)%	2%	6%

Advanced Technologies	Revenue	$82,705	$82,348	$82,475	$232,069	$242,866
	Gross Margin	$9,665	$6,974	$10,600	$26,092	$27,319
Operating Income		$4,357	$1,635	$5,528	$10,478	$12,922
Operating Income %		5%	2%	7%	5%	5%

Unallocated Expenses
Gross Margin		$(9,269)	$(13,259)	$(9,433)	$(37,359)	$(64,723)
Operating Income		$(18,231)	$(24,057)	$(19,721)	$(65,296)	$(99,014)

TOTAL	Revenue	$549,275	$743,613	$625,539	$1,783,158	$2,340,688
	Gross Margin	$35,443	$168,313	$95,233	$228,156	$499,307
Operating Income (Loss)		$(11,856)	$113,464	$38,380	$74,623	$328,054
Operating Income (Loss) %		(2)%	15%	6%	4%	14%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2016	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015
	($ in thousands)

Capital expenditures, including acquisitions	$32,945	$44,428	$31,738	$85,889	$369,187

Depreciation and Amortization:
Oilfield
Remotely Operated Vehicles	$43,705	$35,094	$34,026	$111,415	$107,236
Subsea Products	14,205	12,681	12,952	39,964	38,247
Subsea Projects	8,575	9,782	8,353	25,447	24,140
Asset Integrity	5,980	2,663	2,843	11,736	8,222
Total Oilfield	72,465	60,220	58,174	188,562	177,845
Advanced Technologies	789	618	806	2,329	1,879
Unallocated Expenses	946	1,184	999	3,069	3,784
	$74,200	$62,022	$59,979	$193,960	$183,508

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income and Diluted Earnings per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA margins, Adjusted EBITDA and Adjusted EBITDA margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income and Diluted Earnings per Share (EPS)

	For the Three Months Ended
	Sep 30, 2016		Sep 30, 2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$(11,798)	$(0.12)	$68,539	$0.70
Adjustments for the effects of:
Inventory write-downs	30,490		—
Restructuring expenses	—		11,712
Fixed asset write-offs	13,790		—
Foreign currency (gains) losses	(643)		9,155
Total pre tax adjustments	43,637		20,867
Tax effect	15,273		7,303
Total adjustments after tax	28,364		13,564
Adjusted amounts	$16,566	$0.17	$82,103	$0.84

	For the Nine Months Ended
	Sep 30, 2016		Sep 30, 2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income and Diluted EPS as reported in accordance with GAAP	$35,614	$0.36	$203,506	$2.06
Adjustments for the effects of:
Inventory write-downs	30,490		9,025
Restructuring expenses	—		11,712
Allowance for bad debts	5,569		—
Fixed asset write-offs	13,790		—
Foreign currency losses	6,459		14,422
Total pre tax adjustments	56,308		35,159
Tax effect	19,708		12,306
Total adjustments after tax	36,600		22,853
Adjusted amounts	$72,214	$0.73	$226,359	$2.29

Notes:
The incremental applicable income tax rate used for each period presented is 35%.

Weighted average number of diluted shares in each period presented is the same for each adjusting item as used in accordance with GAAP for that period, except for the three-month period ended September 30, 2016, where we used 98,444,000 instead of the GAAP shares of 98,061,000, as our share equivalents became dilutive based on the amount of adjusted net income.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended			For the Nine Months Ended		For the Year Ended
	Sep 30, 2016	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Dec 31, 2015
	($ in thousands)

Net Income (Loss)	$(11,798)	$68,539	$22,309	$35,614	$203,506	$231,011
Depreciation and Amortization	74,200	62,022	59,979	193,960	183,508	241,235
Subtotal	62,402	130,561	82,288	229,574	387,014	472,246
Interest Expense, net of Interest Income	5,641	6,167	4,765	16,503	18,260	24,443
Amortization included in Interest Expense	(287)	(266)	(286)	(860)	(797)	(1,077)
Provision for Income Taxes (Benefit)	(5,375)	31,226	10,164	16,226	92,718	105,250
EBITDA	$62,381	$167,688	$96,931	$261,443	$497,195	$600,862

Revenue	$549,275	$743,613	$625,539	$1,783,158	$2,340,688	$3,062,754

EBITDA margin %	11%	23%	15%	15%	21%	20%

Free Cash Flow

	For the Nine Months Ended
	Sep 30, 2016	Sep 30, 2015
	(in thousands)
Net income	$35,614	$203,506
Depreciation and amortization	193,960	183,508
Other increases in cash from operating activities	33,176	(13,954)
Cash flow provided by operating activities	262,750	373,060
Purchases of property and equipment	(83,389)	(139,208)
Free Cash Flow	$179,361	$233,852

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	(in thousands)
Operating income (loss) as reported in accordance with GAAP	$(23,845)	$6,109	$15,029	$4,725	$4,357	$(18,231)	$(11,856)
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Fixed asset write-offs	10,840	2,950	—	—	—	—	13,790
Total of adjustments	36,040	8,240	—	—	—	—	44,280
Adjusted amounts	$12,195	$14,349	$15,029	$4,725	$4,357	$(18,231)	$32,424

Revenue	$126,507	$157,269	$110,799	$71,995	$82,705		$549,275
Operating income (loss) % as reported in accordance with GAAP	(19)%	4%	14%	7%	5%		(2)%
Operating income % using adjusted amounts	10%	9%	14%	7%	5%		6%

	For the Three Months Ended September 30, 2015
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	(in thousands)
Operating income as reported in accordance with GAAP	$52,417	$46,079	$28,841	$8,549	$1,635	$(24,057)	$113,464
Adjustments for the effects of:
Restructuring expenses	4,047	3,706	634	2,766	173	386	11,712
Total of adjustments	4,047	3,706	634	2,766	173	386	11,712
Adjusted amounts	$56,464	$49,785	$29,475	$11,315	$1,808	$(23,671)	$125,176

Revenue	$198,426	$220,039	$147,191	$95,609	$82,348		$743,613
Operating income % as reported in accordance with GAAP	26%	21%	20%	9%	2%		15%
Operating income % using adjusted amounts	28%	23%	20%	12%	2%		17%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Nine Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	(in thousands)
Operating income as reported in accordance with GAAP	$21,162	$71,870	$32,055	$4,354	$10,478	$(65,296)	$74,623
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Allowance for bad debts	340	1,770	127	3,332	—	—	5,569
Fixed asset write-offs	10,840	2,950	—	—	—	—	13,790
Total of adjustments	36,380	10,010	127	3,332	—	—	49,849
Adjusted amounts	$57,542	$81,880	$32,182	$7,686	$10,478	$(65,296)	$124,472

Revenue	$413,769	$542,978	$378,883	$215,459	$232,069		$1,783,158
Operating income % as reported in accordance with GAAP	5%	13%	8%	2%	5%		4%
Operating income % using adjusted amounts	14%	15%	8%	4%	5%		7%

	For the Nine Months Ended September 30, 2015
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	(in thousands)
Operating income as reported in accordance with GAAP	$175,893	$138,379	$81,724	$18,150	$12,922	$(99,014)	$328,054
Adjustments for the effects of:
Inventory write-downs	—	9,025	—	—	—	—	9,025
Restructuring expenses	4,047	3,706	634	2,766	173	386	11,712
Total of adjustments	4,047	12,731	634	2,766	173	386	20,737
Adjusted amounts	$179,940	$151,110	$82,358	$20,916	$13,095	$(98,628)	$348,791

Revenue	$634,299	$700,825	$473,087	$289,611	$242,866		$2,340,688
Operating income % as reported in accordance with GAAP	28%	20%	17%	6%	5%		14%
Operating income % using adjusted amounts	28%	22%	17%	7%	5%		15%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EDITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	(in thousands)
Operating income as reported in accordance with GAAP	$(23,845)	$6,109	$15,029	$4,725	$4,357	$(18,231)	$(11,856)
Adjustments for the effects of:
Depreciation and amortization	43,705	14,205	8,575	5,980	789	946	74,200
Other pre-tax	—	—	—	—	—	37	37
EBITDA	19,860	20,314	23,604	10,705	5,146	(17,248)	62,381
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Total of adjustments	25,200	5,290	—	—	—	—	30,490
Adjusted EBITDA	$45,060	$25,604	$23,604	$10,705	$5,146	$(17,248)	$92,871

Revenue	$126,507	$157,269	$110,799	$71,995	$82,705		$549,275
Operating income (loss) % as reported in accordance with GAAP	(19)%	4%	14%	7%	5%		(2)%
EBITDA Margin	16%	13%	21%	15%	6%		11%
Adjusted EBITDA Margin	36%	16%	21%	15%	6%		17%

	For the Three Months Ended September 30, 2015
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	(in thousands)
Operating income as reported in accordance with GAAP	$52,417	$46,079	$28,841	$8,549	$1,635	$(24,057)	$113,464
Adjustments for the effects of:
Depreciation and amortization	35,094	12,681	9,782	2,663	618	1,184	62,022
Other pre-tax	—	—	—	—	—	(7,798)	(7,798)
EBITDA	87,511	58,760	38,623	11,212	2,253	(30,671)	167,688
Adjustments for the effects of:
Restructuring expenses	4,047	3,706	634	2,766	173	386	11,712
Total of adjustments	4,047	3,706	634	2,766	173	386	11,712
Adjusted EBITDA	$91,558	$62,466	$39,257	$13,978	$2,426	$(30,285)	$179,400

Revenue	$198,426	$220,039	$147,191	$95,609	$82,348		$743,613
Operating income % as reported in accordance with GAAP	26%	21%	20%	9%	2%		15%
EBITDA Margin	44%	27%	26%	12%	3%		23%
Adjusted EBITDA Margin	46%	28%	27%	15%	3%		24%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EDITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	(in thousands)
Operating income as reported in accordance with GAAP	$21,162	$71,870	$32,055	$4,354	$10,478	$(65,296)	$74,623
Adjustments for the effects of:
Depreciation and amortization	111,415	39,964	25,447	11,736	2,329	3,069	193,960
Other pre-tax	—	—	—	—	—	(7,140)	(7,140)
EBITDA	132,577	111,834	57,502	16,090	12,807	(69,367)	261,443
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Allowance for bad debts	340	1,770	127	3,332	—	—	5,569
Total of adjustments	25,540	7,060	127	3,332	—	—	36,059
Adjusted EBITDA	$158,117	$118,894	$57,629	$19,422	$12,807	$(69,367)	$297,502

Revenue	$413,769	$542,978	$378,883	$215,459	$232,069		$1,783,158
Operating income % as reported in accordance with GAAP	5%	13%	8%	2%	5%		4%
EBITDA Margin	32%	21%	15%	7%	6%		15%
Adjusted EBITDA Margin	38%	22%	15%	9%	6%		17%

	For the Nine Months Ended September 30, 2015
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	(in thousands)
Operating income as reported in accordance with GAAP	$175,893	$138,379	$81,724	$18,150	$12,922	$(99,014)	$328,054
Adjustments for the effects of:
Depreciation and amortization	107,236	38,247	24,140	8,222	1,879	3,784	183,508
Other pre-tax	—	—	—	—	—	(14,367)	(14,367)
EBITDA	283,129	176,626	105,864	26,372	14,801	(109,597)	497,195
Adjustments for the effects of:
Inventory write-downs	—	9,025	—	—	—	—	9,025
Restructuring expenses	4,047	3,706	634	2,766	173	386	11,712
Total of adjustments	4,047	12,731	634	2,766	173	386	20,737
Adjusted EBITDA	$287,176	$189,357	$106,498	$29,138	$14,974	$(109,211)	$517,932

Revenue	$634,299	$700,825	$473,087	$289,611	$242,866		$2,340,688
Operating income % as reported in accordance with GAAP	28%	20%	17%	6%	5%		14%
EBITDA Margin	45%	25%	22%	9%	6%		21%
Adjusted EBITDA Margin	45%	27%	23%	10%	6%		22%